DISTRIBUTOR AGREEMENT
---------------------
Terms and Conditions

This AGREEMENT is effective as of May 10, 1999, between Digital Video Display Technology Corp. (DVDT), a Nevada corporation with an address for notices set forth in Section 6 hereof, and Software Control Systems International Inc.
(SCSI) an Alberta corporation, with an address for notice as set forth in
Section 6 hereof.

1.     DIstribution Rights

(a) DVDT as per the licensing agreement grants the Distributor the right to act as the distribution agent with respect to the sale of DVDT juke system products (Products) within the agreed upon territory in attachment 1.

(b) SCSI and DVDT agree that for all purposes hereunder SCSI is, and shall be deemed to be, the exclusive distributor for the territory in attachment I

(c) SCSI has signed a letter of Intent with the Winfield Group ("affiliate") to Joint Venture the systems in the territory.

2.     Purchase of and payment for products

(a) SCSI agrees to purchase from DVDT and DVDT agrees to sell to SCSI, Products at the terms below.

(i)     Final price has yet to be determined

(ii) Standard payment terms are net 60 from the date of invoice, F. 0. B. manufacturing plant.

(iii) DVDT will supply to SCSI and its affiliate 500 systems at a maximum price of $7,500.00 that may be paid in full or at the rate of $150.00 per month for 60 months. These systems are to be placed with the affiliate's subsidiary company "Inter State Amusements" and its locations.

3.     Warranty

To be determined at a later date

4.     Content

DVDT will be the exclusive supplier of the entertainment and advertising content and the content will remain the property of DVDT.'

5.     Royalties

DVDT shall be responsible for any and all royalties as it relates to the content.

6.     Advertising Revenue

(a) 25 % of advertising revenue will paid to SCSI and its affiliates until all systems are fully paid for after which 50% of all advertising revenue will be paid to SCSI and its affiliates

7.     Coupon Dispensing

(a)     to be determined at a later date

8.     Content Provider

(a) Entertainment content will be supplied at a network cost of $100.00 per month per system any additional content charges will be added to this cost. Billing is to be determined at a later date.

9.     E-Commerce

(a) to be determined

10.     Service and Support

(a)     Service will be supplied by Decision One or a like and similar provider

11.     Coin Drop Revenue

(a) All coin drop revenue will be SCSI's or its affiliates

12.     Notices

(a) All notices demands, and statements shall be deemed to have been sufficiently served if sent to the party at the address below or at such address as may be supplied.

If To DVDT

Digital Video Display Technology Corp.
do The Marshall Finn
1065 Avenue of the Americas
New York, New York
U.S.A.     10018
Attn: Marilyn Haft

If To SCSI

Software Control Systems International Inc.
#250-5711 No.3 Road
Richmond, B.C.
Canada V6X 2C9
Attn: Norman Knowles

(b) This agreement shall be construed in all respects and for all purposes in accordance with the laws of the State of New York and subject solely to the jurisdiction of the courts of the State of New York.
          IN WITNESS WHEREOF. the parties have caused this Agreement to be signed as of the first day and year written above.

Digital Video Display Corp.               Software Control Systems International
Inc.

/s/ Lee Edmondson, President               /s/ Norman Knowles, President

Distribution Territory:

The Country Of:  Canada
And  The States of:

Washington
Oregon
Hawaii
Montana
Idaho
Alaska